UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 12, 2024

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16475 Dallas Parkway, Suite 600 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

(888) 572-9881

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, the Board of Directors of Guaranty Bancshares, Inc. (the “Company”), upon recommendation of its Compensation Committee, approved a new executive officer long term incentive compensation plan, the Guaranty Bancshares, Inc. Executive Officer Long Term Incentive Compensation Plan (the “Executive Officer LTIP”), to provide the terms of annual bonus opportunities to be granted to certain of the Company’s executive officers. The following summary is qualified in its entirety by the provisions of the Executive Officer LTIP, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Under the Executive Officer LTIP, each of the Company’s executive officers selected by the Compensation Committee to participate in the plan for a particular calendar year will be eligible to receive an incentive award for a calendar year determined pursuant to a formulaic plan based on a set percentage of the executive’s base salary (or fixed target incentive amount) and the Company’s achievement against pre-established performance metrics established by the Compensation Committee for such calendar year. Incentive awards, to the extent earned, are generally to be settled by the grant to the executive of an award of restricted shares under the Company’s 2015 Equity Incentive Plan (a “Restricted Stock Award”). A Restricted Stock Award granted in settlement of an incentive award under the Executive Officer LTIP will vest in three equal annual installments on the first, second and third anniversaries of the date of grant of the Restricted Stock Award, subject to the recipient’s continuing employment through each applicable vesting date. The number of restricted shares covered by the Restricted Stock Award will be determined by dividing the executive’s incentive award payout amount by the closing price per share of the Company’s common stock on the date of grant of the Restricted Stock Award.

Under the terms of the Executive Officer LTIP, Tyson T. Abston, the Chairman of the Board and Chief Executive Officer, and Kirk L. Lee, the Vice Chairman of the Board and Chief Credit Officer, may elect – in accordance with procedures established by the Compensation Committee and in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended – to receive their incentive award payout amount in respect of any calendar year in the form of a notional credit to their respective accounts under the Company’s Executive Incentive Retirement Plan in lieu of a Restricted Stock Award.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Guaranty Bancshares, Inc. Executive Officer Long Term Incentive Compensation Plan
104	Cover Page Interactive File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2024

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer